Exhibit 99.1

NEWS RELEASE

Crestwood Equity Partners LP Announces Strategic Transactions with Crestwood Holdings and Provides Update to 2021 Strategic Outlook

3/25/2021

Crestwood and First Reserve have agreed to a series of transactions that provide First Reserve a complete exit from its investment in Crestwood Equity Partners LP, transferring control of the general partner interest to Crestwood and transitioning Crestwood to a publicly elected board of directors in accordance with ESG strategy

Transaction results in greater than 15% accretion to distributable cash flow per unit, increased free cash flow, larger public trading float and enhanced credit profile

Strong performance year-to-date and favorable full-year 2021 outlook drive an increased full-year 2021 Adjusted EBITDA estimate of $575 million to $625 million

HOUSTON - (BUSINESS WIRE) - Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced that it and Crestwood Holdings LLC (“Crestwood Holdings”) have executed a series of definitive agreements whereby Crestwood will acquire approximately 11.5 million common units and the general partner interest from Crestwood Holdings for total consideration of approximately $268 million. In addition, in a separate press release issued today, Crestwood announced that First Reserve priced a private placement of six million common units for total proceeds of $132 million. With the combination of these transactions, First Reserve expects to have fully exited its investment in Crestwood. Crestwood will retire the approximate 11.5 million outstanding common units currently held by First Reserve, and transition to a publicly elected Board of Directors. Additionally, the Board of Directors has authorized a $175 million opportunistic common and preferred unit repurchase program.

Highlights of the Transactions and Updated Strategic Initiatives:

•

Enhanced corporate governance: The transactions enable the implementation of a traditional public company governance structure with a publicly elected board of directors further ensuring alignment between management and the Board of Directors with common unitholders, consistent with Crestwood’s long-term ESG strategy.

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Significantly accretive: Distributable cash flow per unit metrics are significantly enhanced with the buyback and retirement of approximately 11.5 million common units, or approximately 15% of total common units outstanding, resulting in annual common distribution savings of approximately $29 million based on the current annual rate of $2.50 per common unit.

•

Larger and more diversified investor base: The transactions and related dispositions of Crestwood common units by First Reserve are expected to result in the increase of Crestwood’s public trading float by approximately 12% with more diverse institutional ownership and allow First Reserve to exit its large block ownership position of approximately 24% of total common units outstanding in Crestwood in a strategic and well executed manner.

•

Credit enhancing: The transactions improve Crestwood’s outlook with the rating agencies with the complete repayment of the Term Loan B at Crestwood Holdings and improve Crestwood’s consolidated capital structure under the agencies’ methodology.

•

Unit Repurchase Program: In connection with the transactions and enhancements to Crestwood’s future governance structure and investor alignment, Crestwood’s Board of Directors has also approved a $175 million common unit and preferred unit repurchase program effective through December 31, 2022.

“Today marks a great milestone in the history of Crestwood with the buy-in of First Reserve’s interest in a transaction that enhances our alignment with common unitholders, improves our financial flexibility, and advances our strategic objectives to be a best-in-class midstream infrastructure company and maximize returns to our unitholders,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “I would like to thank the First Reserve organization for their support, guidance and partnership over the last ten years as they helped us tremendously to build Crestwood into a premier midstream company. Crestwood has established a track record of solid execution, disciplined capital allocation and a commitment to embracing a best-in-class MLP sustainability program. Today’s announcements are the next logical steps in our strategy to drive peer leading governance and set the stage for future growth by simplifying our organizational structure, increasing our public float and liquidity, and enhancing our financial flexibility as we strive to generate long-term value for our unitholders.”

Gary D. Reaves, Managing Director of First Reserve said, “First Reserve would like to thank the Crestwood organization for its partnership over the past ten years. While today marks the culmination of over a decade of First Reserve’s ownership of Crestwood, we will certainly maintain our long-standing relationships with the Crestwood team and all Crestwood stakeholders, and we exit this investment proud of all that Crestwood has achieved in the past decade including its leadership role in MLP sustainability initiatives. We continue to believe the outlook is bright for the Crestwood organization and look forward to watching its future success in the years to come.”

Transaction Details

Under the terms of the transactions, First Reserve will exit its investment in Crestwood which included 17.5 million common units, approximately 24% of total common units outstanding, and control of the general partner. In a series of transactions, First Reserve has entered into agreements with third parties to sell six million common units representing limited partner interests in Crestwood, with expected total proceeds of $132 million. In addition, Crestwood expects to repurchase the general partner interest and the remaining 11.5 million units held by First Reserve with $268 million drawn on its existing $1.25 billion revolving credit facility.

Following completion of the transactions, Crestwood will have approximately 62.8 million common units outstanding, representing an approximate 15% reduction in total common unit count. Crestwood’s buyback of First Reserve’s common units results in annual cash distribution savings of approximately $29 million based on the current annual distribution rate of $2.50 per common unit. The closing of the repurchase of First Reserve’s common units is expected to occur on March 30, 2021 and the closing of the acquisition of the general partner interest is expected to occur in the coming months and is not subject to any closing conditions.

The transactions between Crestwood and First Reserve were unanimously approved by the Conflicts Committee of the Board of Directors of the general partner of Crestwood following review with legal counsel Akin Gump Strauss Hauer & Feld LLP and rendering of a fairness opinion to the Conflicts Committee from Evercore. Following the approval by the Conflicts Committee, these transactions were unanimously approved by the Board of Directors of the general partner, with First Reserve affiliated directors abstaining.

Today’s announcement does not affect Crestwood’s nor First Reserve’s ownership in Crestwood Permian Basin Holdings LLC (“CPJV”). CPJV was formed in November 2016 to develop, own, and operate vital midstream infrastructure assets in the Delaware Basin and is held in a separate 10-year fund that First Reserve formed in 2014.

Crestwood to Transition to an Elected Board

Gary D. Reaves and William R. Brown will resign from the Board of Directors at closing of the initial transaction, which is scheduled for March 30, 2021. Going forward, to enhance its corporate governance sustainability initiatives, Crestwood will transition to a fully elected board with traditional public company oversight that includes a staggered board feature, term limits, and a continued commitment to board diversity. Crestwood will maintain a board composed of seven directors until such time as it can appoint two independent replacements.

Revised 2021 Outlook

Based on preliminary results, Crestwood estimates it will exceed its first quarter 2021 budget as a result of outperformance driven by stronger than expected commodity prices. Based on Crestwood’s preliminary first quarter 2021 results, today’s announced transactions, and a favorable commodity price outlook for the remainder of 2021, Crestwood is revising its full-year financial outlook as it no longer expects the previous Adjusted EBITDA range of $550 million to $610 million to accurately reflect business performance in 2021.These projections are subject to risks and uncertainties as described in the “Forward-Looking Statements” section at the end of this release.

•	Net income of $100 million to $150 million

•	Adjusted EBITDA of $575 million to $625 million

•	Contribution by operating segment is set forth below:

$US millions	Adj. EBITDA Range
Operating Segment	Low	High
Gathering & Processing	$450	$490
Storage & Transportation	80	85
Marketing, Supply & Logistics	100	105
Less: Corporate G&A	(55)	(55)

FY 2021 Totals	$575	$625

•	Distributable cash flow available to common unitholders of $335 million to $385 million

•	Free cash flow after distributions of $130 million to $180 million

•	Full-year 2021 coverage ratio expected to be greater than 2.00x

•	Full-year 2021 leverage ratio expected to be lower than 4.25x

•	Growth project capital and joint venture contributions and maintenance capital spending remain unchanged in the range of $35 million to $45 million and $20 million to $25 million, respectively

Common and Preferred Unit Repurchase Program

Crestwood announced that its Board of Directors has authorized a $175 million common unit and preferred unit repurchase program effective immediately through December 31, 2022. This program is intended to supplement the company’s deleveraging goals and utilize additional free cash flow to optimize its long-term cost of capital and generate value for common unitholders. Crestwood plans to continue to prioritize its capital allocation strategies towards first achieving its long-term leverage target of 3.5x to 4.0x, but believes that the unit repurchase program is an incremental tool that can be used for allocation of strong free cash flow generation going forward to accomplish its chief objective of maximizing value for its investors. Crestwood may purchase common and preferred units from time to time in the open market in accordance with applicable securities laws at current market prices, in privately negotiated transactions or pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934. The timing and amount of purchases under the program will be determined based on ongoing assessments of leverage goals, growth capital opportunities, financial performance and outlook, and other factors, including acquisition opportunities and market conditions. The unit repurchase program does not obligate Crestwood to purchase any specific dollar amount or number of units and may be suspended or discontinued at any time.

Advisors

Citi served as Crestwood’s financial advisor and Hunton Andrews Kurth LLP and Vinson & Elkins LLP served as legal advisors. Evercore served as financial advisor to Crestwood’s Conflicts Committee and Akin Gump Strauss Hauer & Feld LLP served as legal advisor. Simpson Thacher & Bartlett LLP served as legal advisor to First Reserve. Baker Botts L.L.P. served as legal advisor to Citi.

Non-GAAP Financial Measures

Adjusted EBITDA, distributable cash flow and free cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. The words “expects,” “believes,” “anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements, including statements regarding our revised 2021 outlook, are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although Crestwood believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize. Important factors that could cause actual results to differ materially from those expressed in or implied from these forward-looking statements include the risks and uncertainties described in Crestwood’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made, and Crestwood assumes no obligation to update these forward- looking statements.

About First Reserve

First Reserve is a leading global private equity investment firm exclusively focused on energy, including related industrial markets. With over 35 years of industry insight, investment expertise and operational excellence, the firm has cultivated an enduring network of global relationships and raised more than $32 billion of aggregate capital since inception. First Reserve has completed approximately 700 transactions (including platform investments and add-on acquisitions), creating several notable energy companies throughout the firm’s history. Its portfolio companies have operated on six continents, spanning the energy spectrum from upstream oil and gas to midstream and downstream, including resources, equipment and services, and associated infrastructure. Please visit www.firstreserve.com for further information.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood Equity is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. Visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

CRESTWOOD EQUITY PARTNERS LP

Full Year 2021 Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow Guidance

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

Net Income Reconciliation	Expected 2021 Range Low - High
Net income (b)	$100 - $150
Interest and debt expense, net (a)	160 - 165
Depreciation, amortization and accretion	235 - 240
Unit-based compensation charges	25 - 30
Earnings from unconsolidated affiliates (b)	(40) - (45)
Adjusted EBITDA from unconsolidated affiliates	85 - 90

Adjusted EBITDA	$575 - $625
Cash interest expense (c)	(145) - (150)
Maintenance capital expenditures (d)	(20) - (25)
PRB cash received in excess of recognized revenues (e)	25 - 30
Adjusted EBITDA from unconsolidated affiliates	(85) - (90)
Distributable cash flow from unconsolidated affiliates	80 - 85

Cash distributions to preferred unitholders (f)	(100)

Distributable cash flow attributable to CEQP (g)	$335 - $385

Cash Flows from Operating Activities Reconciliation
Net cash provided by operating activities, net	$410 - $460
Interest and debt expense, net (a)	160 - 165
Adjusted EBITDA from unconsolidated affiliates	85 - 90
Earnings from unconsolidated affiliates (b)	(40) - (45)
Amortization of debt-related deferred costs	(5) - (10)
Changes in operating assets and liabilities, net	(35) - (40)

Adjusted EBITDA	$575 - $625
Cash interest expense (c)	(145) - (150)
Maintenance capital expenditures (d)	(20) - (25)
PRB cash received in excess of recognized revenues (e)	25 - 30
Adjusted EBITDA from unconsolidated affiliates	(85) - (90)
Distributable cash flow from unconsolidated affiliates	80 - 85
Cash distributions to preferred unitholders (f)	(100)

Distributable cash flow attributable to CEQP (g)	$335 - $385
Less: Growth capital expenditures	35 - 45
Less: Distributions to common unitholders	165

Free cash flow after distributions (h)	$130 - $180

a.	Includes gain (loss) on modification/extinguishment of debt, net
b.

Does not include any potential impact on our earnings from unconsolidated affiliates related to Consolidated Edison, Inc.’s evaluation of strategic alternatives with respect to our Stagecoach Gas Services LLC equity investment.

c.	Cash interest expense less amortization of deferred financing costs.
d.	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
e.	Cash received from customers of our Powder River Basin operations pursuant to certain contractual minimum revenue commitments in excess of related revenue recognized under FASB ASC 606.
f.	Includes cash distributions to preferred unitholders and Crestwood Niobrara preferred unitholders.
g.

Distributable cash flow is defined as Adjusted EBITDA, adjusted for cash interest expense, maintenance capital expenditures, income taxes, the cash received from our Powder River Basin operations in excess of revenue recognized, and our proportionate share of our unconsolidated affiliates’ distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other companies.

h.

Free cash flow after distributions is defined as distributable cash flow attributable to common unitholders less growth capital expenditures and distributions to common unitholders. Free cash flow after distributions should not be considered an alternative to cash flows from operating activities or any other measure of liquidity calculated in accordance with generally accepted accounting principles as those items are used to measure liquidity or the ability to service debt obligations. We believe that free cash flow after distributions provides additional information for evaluating our ability to generate cash flow after paying our distributions to common unitholders and paying for our growth capital expenditures.

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Crestwood Equity Partners LP

Investor Contacts

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Senior Vice President, Investor Relations, ESG & Corporate Communications

Rhianna Disch, 713-380-3006

rhianna.disch@crestwoodlp.com

Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Vice President, Sustainability and Corporate Communications

Source: Crestwood Equity Partners LP